UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2014 (March 4, 2014)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its March 4, 2014 meeting, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tredegar Corporation (the “Corporation”) approved payments under an annual cash incentive plan applicable to the Corporation’s executive officers (the “2013 Incentive Plan”). The Compensation Committee approved the 2013 Incentive Plan in 2013 and incentives were to be paid out only if financial performance targets were met and individual objectives were achieved.

During 2013, the short-term incentive compensation component of the Corporation’s executive compensation program was measured by performance relating to the earnings before interest and taxes (“EBIT”) and working capital as a percentage of sales (“WC%S”) objectives established by the Compensation Committee, as set forth in the 2013 Incentive Plan. Under the 2013 Incentive Plan, EBIT was weighted at 70% and maximum WC%S was weighted at 30%. For 2013, consolidated EBIT of the Corporation was between threshold and target levels under the 2013 Incentive Plan, and the Corporation’s WC%S was between target and maximum levels, which led to payouts to the named executives, other than Ms. Hellyar, in amounts between the executive’s threshold and target annual incentive opportunities. The payouts to Ms. Taylor and Messrs. O’Leary and King (the corporate named executive officers) were based on straight line interpolation between their threshold and target annual incentive opportunities. The amounts paid to Messrs. O’Leary and King were determined based on the incentive formula for financial performance and the Chief Executive Officer’s assessment of their performance relative to their individual goals and objectives. The amount paid to Ms. Taylor was determined based on the incentive formula for financial performance and the Compensation Committee’s assessment of Ms. Taylor’s performance relative to her individual goals and objectives.
For 2013, Film Products’ EBIT and WC%S were between threshold and target levels under the 2013 Incentive Plan, which led to a payout to Ms. Hellyar in an amount between her threshold and target annual incentive opportunity. The amount paid to Ms. Hellyar was determined based on the incentive formula for financial performance and the Chief Executive Officer’s assessment of Ms. Hellyar’s performance relative to her individual goals and objectives.
The Compensation Committee approved the following incentive payments under the 2013 Incentive Plan for the following named executive officers:

Name	Title	Percent of Annual Base Salary	Dollar Value
Nancy M. Taylor	President and CEO	62%*	$412,086
Kevin A. O’Leary	VP, CFO and Treasurer	39%	$136,604
Mary Jane Hellyar	VP and Pres., Film Products	25%	$92,731
A. Brent King	VP, General Counsel and Secy.	35%	$114,905

*Based on Ms. Taylor’s current salary of $659,950, which reflects a 10% salary reduction requested by Ms. Taylor to support the Corporation’s 2014 cost reduction initiatives. The Compensation Committee approved Ms. Taylor’s salary reduction request on December 17, 2013, and the salary reduction became effective January 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: March 6, 2014	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Corporate Secretary

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